UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 20, 2006

SMART & FINAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 869-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 20, 2006, the Board of Directors (the “Board”) of Smart & Final Inc. (the “Company”) amended and restated the Company’s 2004 Executive Severance Plan (the “Plan”). As amended, the term of the Plan has been extended for one additional calendar year and will now expire on December 31, 2007.

On September 20, 2006, the Board also approved the vesting of all previously unvested stock options, stock appreciation rights and restricted shares held by Andre Delolmo, effective upon the tender of Mr. Delolmo’s anticipated resignation as an executive officer of the Company. The Board further authorized the concurrent amendment of the terms of all such awards to provide Mr. Delolmo with up to one year following his resignation to exercise any such awards.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 26, 2006, Smart & Final Inc. issued a News Release announcing the departure of Andre Delolmo as the Company’s senior vice president of store operations and other corresponding management changes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document

99	News Release of Smart & Final Inc. dated September 26, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

Date: September 26, 2006	By:	/s/ Richard N. Phegley
Richard N. Phegley Senior Vice President and Chief Financial Officer